                                                                   Exhibit 10.36

                       VENTURE LOAN AND SECURITY AGREEMENT

                                                  Dated as of September 27, 2001

                                  by and among

                               GATX VENTURES, INC.
                                       and
                       VENTURE LENDING & LEASING III, INC.

                                   as Lenders

                                       and
                                 ACUSPHERE, INC.
                             a Delaware corporation
                                38 Sidney Street
                         Cambridge, Massachusetts 02139
                                   as Borrower

                                       and
                        ACUSPHERE SECURITIES CORPORATION
                           a Massachusetts corporation
                                38 Sidney Street
                         Cambridge, Massachusetts 02139
                                  as Guarantor

                            CREDIT AMOUNT: $5,000,000

                                                          Commitment Amounts:                   Commitment Percentage:
                                                          ------------------                    ---------------------
                            GATX Ventures, Inc.:               $2,500,000                                50%
             Venture Lending & Leasing III, Inc.               $2,500,000                                50%

                  Repayment Period:                                    30 months

                  Loan Rate:                                           15%

                  Commitment Termination Date:                         September 30, 2001

         The defined terms and information set forth on this cover page are a part of the Venture Loan and Security Agreement, dated as of the date first written above (this "Agreement"), entered into by and among GATX VENTURES, INC., and VENTURE LENDING & LEASING III, INC. (each individually a "Lender" and collectively, "Lenders"), and the borrower ("Borrower") set forth above. The terms and conditions of this Agreement agreed to between Lenders and Borrower are as follows:

                                   ARTICLE I
                                 INTERPRETATION

         1.01. Certain Definitions. Unless otherwise indicated in this Agreement or any other Operative Document, the following terms, when used in this Agreement or any other Operative Document, shall have the following respective meanings:

         "Affiliate" means any Person that owns or controls directly or indirectly ten percent or more of the stock of another entity, any Person that controls or is controlled by or is under common control with such Persons or any Affiliate of such Persons or each of such Person's officers, directors, joint venturers or partners.

         "Agreement" shall mean this Venture Loan and Security Agreement, as the same may from time to time be amended or supplemented.

         "Borrower" shall have the meaning set forth on the cover page hereof.

         "Business Day" means any day that is not a Saturday, Sunday, or other day on which banking institutions are authorized or required to close in California or Massachusetts.

         "Claim" has the meaning given to that term in Section 10.03.

         "Code" means the Uniform Commercial Code as adopted and in effect in the State of California, as amended from time to time.

         "Collateral" has the meaning given to that term in Section 5.01.

         "Comdisco Indebtedness" shall mean the Indebtedness of Borrower to Comdisco, Inc. pursuant to a certain Subordinated Loan and Security Agreement, dated as of October 16, 1998, as amended by Amendment Number One to Subordinated Loan and Security Agreement, dated as of August 9, 1999.

         "Commitment" means, with respect to each Lender, the amount set forth on the cover page of this Agreement under the column titled "Commitment Amount" and "Commitments" means all such amounts collectively.

         "Commitment Percentage" means with respect to each Lender, the percentage set forth on the cover page of this Agreement under the column titled "Commitment Percentage."

         "Commitment Termination Date" shall mean the date specified on the cover page of this Agreement.

         "Credit Amount" shall mean the maximum aggregate amount of the Loans under this Agreement (if the conditions specified in Schedule 3 are satisfied), which amount is set forth following such term on the cover page of this Agreement.

         "Default" shall mean any event which with the passing of time or the giving of notice or both would become an Event of Default hereunder.

         "Default Rate" means the per annum rate of interest equal to 5% over the Loan Rate, but such rate shall in no event be more than the highest rate permitted by applicable law to be charged on commercial loans.

         "Disclosure Schedule" shall mean Schedule 2 of this Agreement.

         "Elan Indebtedness" shall mean any and all Indebtedness now existing or hereafter incurred pursuant to that certain 6% Convertible Subordinated Promissory Note due June 30, 2006 in the aggregate principal amount of $8,010,000 originally issued to Elan International Services Ltd, as amended and in effect from time to time.

         "Elan Joint Venture" shall mean Acusphere Newco Ltd., an exempted liability company incorporated under the laws of Bermuda, including any successor or assign.

         "Elan Joint Venture Agreements" shall mean and include (i) the Securities Purchase Agreement by and between Borrower and Elan International Services Ltd. ("Elan") dated as of June 30, 2001 (the "Elan Securities Agreement"), (ii) the 6% Convertible Subordinated Promissory Note due June 30, 2006 in the aggregate principal amount of $8,010,000 (the "Elan Note"), (iii) the Exchange Agreement by and between Borrower and Elan dated as of June 30, 2001, (iv) the Subscription, Joint Development and Operating Agreement by and among Elan, Elan Corporation, plc, Elan Pharma International Limited, Borrower and Acusphere Newco Ltd. dated as of June 30, 2001 (the "JDOA"), (v) the License Agreement by and between Borrower and Acusphere Newco Ltd. dated as of June 30, 2001, and (vi) any amendments, extensions, renewals or extensions to any of the foregoing, other than amendments, extensions, renewals or extensions which could reasonably be expected to have a Material Adverse Effect.

         "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon (a) the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in, or from Property, whether or not owned by Borrower, or (b) any other circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

         "Environmental Laws" means all foreign, federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters, including the

Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act and the Emergency Planning and Community Right-to-Know Act.

         "Equity Securities" of any Person shall mean (a) all common stock, preferred stock, participations, shares, partnership interests or other equity interests in and of such Person (regardless of how designated and whether or not voting or non-voting) and (b) all warrants, options and other rights to acquire any of the foregoing.

         "Existing Equipment Indebtedness" shall mean Indebtedness now or hereafter owed by Borrower with respect to the lease obligations outstanding on the date hereof and arising under the Master Lease Agreement by and between Borrower and Comdisco, Inc., dated as of May 1, 1995.

         "Event of Default" has the meaning given to that term in Section 9.01.

         "Funding Date" shall mean a date on which a Loan is made to or on account of Borrower under this Agreement, provided, however, the Funding Date shall in all cases be a Business Day.

         "GAAP" shall mean generally accepted accounting principles and practices as in effect in the United States of America from time to time and recognized as such by the American Institute of Certified Public Accountants, consistently applied. Each accounting term used but not otherwise expressly defined herein shall have the meaning given to it by GAAP.

         "Guarantor" means Acusphere Securities Corporation.

         "Guarantor Collateral" means the personal property of Guarantor in which Guarantor granted or pledged Lenders a security interest.

         "Guarantor Security Agreement" means that certain Security Agreement executed on or about the date hereof executed in favor of Lenders whereby Guarantor granted a security interest in all of its personal property in favor of Lenders to secure its obligations under the Guaranty.

         "Guaranty" means that certain Guaranty executed by Guarantor in favor of Lenders on or about the date hereof whereby the Guarantor guaranteed the payment and performance of all obligations of Borrower to Lenders.

         "GV" means GATX Ventures, Inc., and its successors and/or assigns.

         "Hazardous Materials" means all those substances which are regulated by, or which may form the basis of liability under, any Environmental Law, including all substances identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum derived substance or waste.

         "Indebtedness" shall mean, with respect to Borrower or any Subsidiary, the aggregate amount of, without duplication,

         (a) all obligations of such Person for borrowed money,

         (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,

         (c) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade payables aged less than 180 days),

         (d) all capital lease obligations of such Person,

         (e) all obligations or liabilities of others secured by a lien on any asset of such Person, whether or not such obligation or liability is assumed,

         (f) all obligations or liabilities of others guaranteed by such Person; and

         (g) any other obligations or liabilities which are required by GAAP to be shown as debt on the balance sheet of such Person or to which reference is made by footnotes thereto.

         Unless otherwise indicated, the term "Indebtedness" shall include all Indebtedness of Borrower and the Subsidiaries.

         "Intellectual Property" shall mean all of Borrower's right, title and interest in and to patents, patent rights (and applications and registrations therefor), trademarks and service marks (and applications and registrations therefor, other than "Intent to Use" trademark applications), inventions, copyrights, mask works (and applications and registrations therefor), trade names, trade styles, software and computer programs, trade secrets, methods, processes, know how, drawings, specifications, descriptions, and all memoranda, notes, and records with respect to any research and development, all whether now owned or subsequently acquired or developed by Borrower and whether in tangible or intangible form or contained on magnetic media readable by machine together with all such magnetic media.

         "Investment" shall mean the purchase or acquisition of any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or the extension of any advance, loan, extension of credit or capital contribution to, or any other investment in, any Person.

         "Lien" shall mean any voluntary or involuntary security interest, pledge, bailment, lease, mortgage, hypothecation, conditional sales and title retention agreements, charge, claim, encumbrance or other lien with respect to the Property in favor of any Person.

         "Loan" means the Loan advanced by a Lender to Borrower under this Agreement according to the Commitment of such Lender.

         "Loan Rate" shall mean the per annum rate of interest (based on a year of twelve 30-day months) set forth on the cover page of this Agreement.

         "MAC Occurrence" shall have the meaning set forth in Section 2.02(d) of this Agreement.

         "Material Adverse Effect" shall have the meaning set forth in Section 3.01(a) of this Agreement.

         "Note" shall mean one of the secured promissory notes of Borrower substantially in the form of Exhibit A.

         "Obligations" has the meaning given to that term in Section 5.01.

         "Operative Documents" shall mean this Agreement, the Notes, the Guaranty, the Guarantor Security Agreement and the Warrants and all other documents, instruments and agreements executed and delivered in connection herewith or therewith or in respect of the closing of the transactions contemplated hereby or thereby.

         "Payment Date" has the meaning given to that term in the applicable
Note.

         "Permitted Indebtedness" shall mean and include:

         (a)      Indebtedness of Borrower to Lenders;

         (b) Indebtedness of Borrower secured by Liens permitted under clause (e) of the definition of Permitted Liens up to an aggregate principal amount or aggregate original acquisition value of $3,000,000 (excluding the Transamerica Indebtedness and the Existing Equipment Indebtedness);

         (c) Indebtedness arising from the endorsement of instruments in the ordinary course of business;

         (d) Indebtedness existing on the date hereof and set forth on the disclosure schedule attached hereto on the Disclosure Schedule;

         (e) The Existing Equipment Indebtedness, provided the aggregate principal amount or aggregate original acquisition value of such Indebtedness does not exceed $2,200,000;

         (f) The Comdisco Indebtedness, provided the aggregate principal amount of such Indebtedness shall not exceed $1,800,000 and such Indebtedness shall be repaid on or before November 15, 2001;

         (g) The Transamerica Indebtedness, provided that the aggregate principal amount or aggregate original acquisition value of such Indebtedness shall not exceed $3,000,000;

         (h) The Elan Indebtedness, provided the terms of such Indebtedness do not require the repayment of any such Indebtedness prior to the final Payment Date of the Loan; and

         (i)      Subordinated Indebtedness.

         "Permitted Investments" shall mean and include:

         (a) Deposits with commercial banks organized under the laws of the United States or a state thereof to the extent such deposits are fully insured by the Federal Deposit Insurance Corporation;

         (b) Investments in marketable obligations issued or fully guaranteed by the United States and maturing not more than one
                  (1) year from the date of issuance;

         (c) Investments in open market commercial paper rated at least "A1" or "P1" or higher by a national credit rating agency and maturing not more than one (1) year from the creation thereof;

         (d) Investments pursuant to or arising under currency agreements or interest rate agreements entered into in the ordinary course of business;

         (e) Investments consisting of deposit accounts of Borrower in which Lenders have a perfected security interest;

         (f) Investments in the Elan Joint Venture in accordance with the Elan Joint Venture Agreements; and

         (g) Other Investments aggregating not in excess of Two Hundred Fifty Thousand Dollars ($250,000) at any time.

         "Permitted Liens" shall mean:

         (a) the Lien created by this Agreement,

         (b) Liens for fees, taxes, levies, imposts, duties or other governmental charges of any kind which are not yet delinquent or which are being contested in good faith by appropriate proceedings which suspend the collection thereof (provided, however, that such proceedings do not involve any substantial danger of the sale, forfeiture or loss of any item of equipment and that Borrower has adequately bonded such Lien or reserves sufficient to discharge such Lien have been provided on the books of Borrower),

         (c) Liens identified on the Disclosure Schedule,

         (d) Liens to secure payment of worker's compensation, employment insurance, old age pensions or other social security obligations of Borrower in the ordinary course of business of Borrower,

         (e) Liens upon any equipment or other personal property acquired by Borrower after the date hereof to secure (i) the purchase price of such equipment or other personal property or (ii) lease obligations or indebtedness incurred solely for the purpose of financing the acquisition of such equipment or other personal property; provided that (A) such Liens are confined solely to the equipment or other personal property so acquired and the original amount secured does not exceed the acquisition price thereof, and (B) no such Lien shall be created, incurred, assumed or suffered to exist in favor of Borrower's officers, directors or shareholders holding five percent (5%) or more of Borrower's Equity Securities,

         (f) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings;

         (g) non-exclusive licenses of Intellectual Property entered into in the ordinary course of business and licenses existing on the date hereof with Acusphere Newco Ltd. and non-exclusive licenses and exclusive licenses (provided such exclusive licenses concern no more than four (4) Compounds (as defined in the JDOA)) in favor of Acusphere Newco Ltd.;

         (h) Liens securing the Comdisco Indebtedness, provided such Liens are released on or before November 15, 2001; and

         (i) Liens securing the Transamerica Indebtedness and Existing Equipment Indebtedness, provided such Liens shall only attach to the specific equipment financed with the Transamerica Indebtedness and Existing Equipment Indebtedness, respectively.

         "Person" shall mean and include an individual, a partnership, a corporation, a business trust, a joint stock company, a limited liability company, an unincorporated association or other entity and any domestic or foreign national, state or local government, any political subdivision thereof, and any department, agency, authority or bureau of any of the foregoing.

          "Property" means any interest in any kind of property or asset, whether real, personal or mixed, whether tangible or intangible.

         "Subordinated Indebtedness" shall mean Indebtedness subordinated to the Obligations on terms and conditions acceptable to Lenders including, without limiting the generality of the foregoing, subordination of such Indebtedness in right of payment to the prior payment in full of the Obligations, the subordination of the priority of any Lien at any time securing such Indebtedness to the Lien of Lender in the collateral covered thereby, and the subordination of the rights of the holder of such Indebtedness to enforce its junior Lien following an Event of Default hereunder.

         "Subsidiary" shall mean any corporation of which a majority of the outstanding capital stock entitled to vote for the election of directors (otherwise than as the result of a default) is owned by Borrower directly or indirectly through Subsidiaries.

         "Term" shall mean the period from and after the date hereof until the payment or satisfaction in full of all Obligations under this Agreement and the other Operative Documents.

         "Transamerica Indebtedness" means the Indebtedness owed by Borrower to Transamerica Business Credit Corporation pursuant to a Master Lease Agreement by and among Borrower, Guarantor, and Transamerica Business Credit Corporation, dated as of February 21, 2001.

         "VLL" means Venture Lending & Leasing III, Inc.

         "Warrants" shall mean separate warrants to be issued at the direction of the Lenders to purchase securities of Borrower substantially in the form of Exhibit B.

         1.02. Headings. Headings in this Agreement and each of the other Operative Documents are for convenience of reference only and are not part of the substance hereof or thereof.

         1.03. Plural Terms. All terms defined in this Agreement or any other Operative Document in the singular form shall have comparable meanings when used in the plural form and vice versa.

         1.04. Construction. This Agreement is the result of negotiations among, and has been reviewed by, Borrower and Lenders and their respective counsel. Accordingly, this Agreement shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against Borrower or Lenders.

         1.05. Entire Agreement. This Agreement, together with the terms set forth in each of the other Operative Documents, taken together, constitute and, contain the entire agreement of Borrower and Lenders and, with regard to their respective subject matters, supersede any and all prior agreements, term sheets, negotiations, correspondence, understandings and communications among the parties, whether written or oral, with respect to their respective subject matters. Borrower acknowledges that it is not relying on any representation or agreement made by any Lender or any employee, agent or attorney of any Lender, other than the specific agreements set forth in this Agreement and the Operative Documents.

         1.06. Other Interpretive Provisions. References in this Agreement to "Articles," "Sections," "Exhibits," "Schedules" and "Annexes" are to articles, sections, exhibits, schedules and annexes herein and hereto unless otherwise indicated. References in this Agreement and each of the other Operative Documents to any document, instrument or agreement shall include (a) all exhibits, schedules, annexes and other attachments thereto, (b) all documents, instruments or agreements issued or executed in replacement thereof, and (c) such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement or any other Operative Document shall refer to this Agreement or such other Operative Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Operative Document, as the case may be. The words "include" and "including" and words of similar import when used in this Agreement or any other Operative Document shall not be construed to be limiting or exclusive. Unless otherwise indicated in this Agreement or any other Operative Document, all accounting terms used in this Agreement or any other Operative Document shall be construed, and all accounting and financial computations hereunder or thereunder shall be computed, in accordance with GAAP.

                                   ARTICLE II
                                   THE CREDIT

         2.01. Credit Facility.

                  (a) The Commitment Amount. Subject to the terms and conditions of this Agreement and relying upon the representations and warranties herein set forth as and when made or deemed to be made, each Lender severally agrees to lend to Borrower one Loan in the aggregate amount of such Lender's Commitment. The Loans made on the Funding Date shall be made pro rata in accordance with each Lender's Commitment and Commitment Percentage and shall be in an aggregate amount of not more than Five Million Dollars ($5,000,000). No Lender shall be required to make a Loan in an aggregate amount in excess of its Commitment. The Loans may not be prepaid, except in accordance with Section 2.03(d) and Section 7.01(f) hereof.

                  (b) Interest Rates. Borrower shall pay interest on the unpaid principal amount of each Loan from the date of such Loan until such Loan is paid in full, at a per annum rate of interest equal to the Loan Rate for such Loan determined in accordance with the definition of Loan Rate. The Loan Rate applicable to a Loan shall not be subject to change in the absence of manifest error. All computations of interest on a Loan shall be based on a year of twelve 30-day months. If Borrower pays interest on a Loan which is determined to be in excess of the then legal maximum rate, then that portion of each interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of expenses or principal and applied first, to the payment of principal outstanding under the Loan; then to any expenses owed by Borrower to Lender under the terms hereof, with the excess (if any) to be timely refunded to Borrower.

                  (c) Payments of Principal and Interest. Commencing on the first Payment Date under each Lender's Loan, Borrower shall make six (6) monthly payments of accrued interest only on each Payment Date as set forth in such Lender's Note. Commencing on the seventh Payment Date of each Loan Borrower shall make twenty-four (24) equal monthly payments of principal in the amount of 4.167% of the Loan Amount plus accrued interest on the outstanding principal amount of such Lender's Loan on each subsequent Payment Date as set forth in such Lender's Note. If the Funding Date is not the first day of the month, Borrower shall pay interim interest (accruing from the Funding Date through the last day of that month) on the Funding Date.

                  (d) VLL shall not be obligated to make any Loan under its Commitment if at the time of or after giving effect to the proposed Loan VLL would no longer qualify as: (A) a "venture capital operating company" under U.S. Department of Labor Regulations Section 2510.3-101(d), Title 29 of the Code of Federal Regulations, as amended; and (B) a "business development company" under the provisions of federal Investment Company Act of 1940, as amended; and (C) a "regulated investment company" under the provisions of the Internal Revenue Code of 1986, as amended. VLL hereby represents that as of the Closing Date it is so qualified, and has no reason to believe that it will not remain so qualified through the Commitment Termination Date. In the event that VLL declines to make a requested Loan solely on the basis of its failure to be so qualified, then the total number of shares of stock issuable to VLL upon exercise of the Warrant issued to VLL pursuant to this Agreement shall be proportionately reduced to a number determined by multiplying such total number of shares (68,421) with respect to this Agreement by a fraction the numerator of which is the amount of the Loan actually funded by VLL, and the denominator of which is the amount of VLL's original Commitment.

         2.02. Use of Proceeds; the Loan and the Notes; Disbursement.

                  (a) Use of Proceeds. The proceeds of the Loans shall be used solely for working capital, capital equipment acquisition or general corporate purposes of Borrower.

                  (b) The Loans and the Notes. The obligation of Borrower to repay the unpaid principal amount of and interest on each Lender's Loan shall be evidenced by a Note issued to each Lender and each Lender is authorized to endorse on a grid annexed to its Note appropriate notations regarding payments made on the Note; provided, however, that the failure to make, or an error in making, any such notation shall not limit or otherwise affect the obligations of Borrower hereunder or thereunder.

                  (c) Disbursement. Each Lender shall disburse its Loan by wire transfer to Borrower at Fleet Bank, 100 Federal Street, Boston, MA 02110, Account No. 003121-0933, ABA Routing No. 011000138, Beneficiary: ACUSPHERE, INC. Notwithstanding anything stated herein to the contrary, no Lender shall have any obligation to advance funds on behalf of the another Lender.

                  (d) Termination of Commitment to Lend. Notwithstanding anything to the contrary in the Operative Documents, Lenders' obligations to advance the Loans hereunder shall terminate on the earliest of (i) the occurrence of any Event of Default hereunder and (ii) the Commitment Termination Date. Notwithstanding the foregoing, each Lender's obligation to lend the undisbursed portion of such Lender's Commitment to Borrower shall terminate if, in Lenders' sole judgment, there has been a material adverse change in the general affairs, management, results of operations, condition (financial or otherwise) or prospects of Borrower, whether or not arising from transactions in the ordinary course of business, or there has been any material adverse deviation by Borrower from the business projections of Borrower dated July 5, 2001 presented to Lenders, on or before the date of this Agreement (collectively, a "MAC Occurrence").

         2.03. Other Payment Terms.

                  (a) Place and Manner. Borrower shall make all payments due to Lenders in lawful money of the United States. All payments of principal, interest, fees and other amounts payable by Borrower hereunder shall be made, in immediately available funds, by debit to any account of Borrower with Payment Agent not later than 10:00 a.m. California time, on the date on which such payment is made. Borrower shall make such payments via wire transfer as follows:

         GV Payment
         ----------
         GATX Ventures, Inc
         Bank Name:                                 Bank of America
         Bank Address:                              Dallas, Texas  75202
         Account No.:                               3750878673
         ABA Routing No.:                           111-000012
         Reference:                                 ACUSPHERE Invoice #___________

         VLL Payment
         -----------
         Venture Lending & Leasing III, Inc.
         Bank Name:                                 Union Bank of California, N.A.

         ABA Routing No.:                           122000496
                                                    F/C Client Funds #700016472-00
         Reference:                                 Venture Lending & Leasing III Custody

                  Any payment received by one Lender for the account of the other Lender shall be paid promptly to such Lender, in like funds, for the Loan in respect of which such payment is made; provided, however, that Borrower hereby (i) authorizes each Lender to initiate debit entries to Borrower's account shown in Section 2.02(c) above (its "Primary Operating Account"), through Automated Clearinghouse ("ACH") transfers, in order to satisfy the Obligations; (ii) agrees to provide each Lender at least thirty (30) days' written notice in advance of any change in Borrower's Primary Operating Account; and (iii) grants each Lender any additional authorizations necessary to begin ACH debits from a new account which becomes the Primary Operating Account. Any payment received by any Lender hereunder for the account of any other Lender shall be paid promptly to such Lender, in like funds, for the Loan in respect of which such payment is made.

                  (b) Date. Whenever any payment due hereunder shall fall due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

                  (c) Default Rate. If either (i) any amounts required to be paid by Borrower under this Agreement or the other Operative Documents (including principal or interest payable on the Loan, any fees or other amounts) remain unpaid after such amounts are due, or (ii) an Event of Default has occurred and is continuing, Borrower shall pay interest on the outstanding principal balance hereunder from the date due or from the date of the Event of Default, as applicable, until such past due amounts are paid in full or until all Events of Defaults are cured, as applicable, at a per annum rate equal to the Default Rate. All computations of such interest at the Default Rate shall be based on a year of 360 days and twelve 30-day months.

                  (d) Prepayment. Upon ten (10) Business Days' prior written notice to Lenders, Borrower may, at its option, at any time on or after September 15, 2002, prepay all, and not less than all, of the Loans in full by paying to Lenders an amount equal to (i) all principal with respect to each Loan; (ii) any accrued and unpaid interest; (iii) an amount equal to the sum of all remaining unpaid interest which would have otherwise come due under the Loans discounted to the relevant date at a rate of five percent (5%) per annum, and (iv) all other sums, if any, that shall have become due and payable hereunder. Except as set forth in Section 7.01(f) and this Section 2.03(d), the Loans may not be prepaid.

         2.04. Facility Fee. Borrower shall pay a fee in the aggregate amount of $50,000 to Lenders upon the closing of the operative Documents. Such fee shall be deemed earned by Lenders when paid.

         2.05. Good Faith Deposit. Borrower has paid a good faith deposit in the aggregate amount of $20,000 to Lenders (the "Good Faith Deposit"). Any portion of the Good Faith Deposit not utilized to pay Lenders' expenses, including reasonable attorneys' fees in connection with due diligence or the negotiation, documentation, administration and funding of the Loans will be applied pro rata to the initial payment due under the Notes.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

         3.01. Representations and Warranties. Except as set forth in the Disclosure Schedule, Borrower and Guarantor make the following representations and warranties to Lenders as of the date hereof and again on the Funding Date:

                  (a) Organization and Qualification. Borrower and Guarantor are each corporations duly organized and validly existing and in good standing under the laws of their respective states of incorporation and are qualified and licensed to do business in, and are in good standing in, any state in which the conduct of their business or their ownership of Property requires that they be so qualified or in which the Collateral or Guarantor Collateral is located, except for such states as to which any failure to so qualify would not have a material adverse effect on the financial condition, business or operations of Borrower or Guarantor (a "Material Adverse Effect").

                  (b) Authority. Borrower and Guarantor have all necessary power and authority to execute, deliver, and perform in accordance with the terms thereof, the Operative Documents to which it is a party. Borrower and Guarantor have all requisite power and authority to own and operate their respective properties and to carry on their respective businesses as now conducted.

                  (c) Conflict with Other Instruments, etc. Neither the execution and delivery of any Loan Document to which Borrower or Guarantor is a party nor the consummation of the transactions therein contemplated nor compliance with the terms, conditions and provisions thereof will (i) conflict with or result in a breach of any of the terms, conditions or provisions of the articles of incorporation and the by-laws, or other organizational documents of Borrower or Guarantor or any law or any regulation, order, writ, injunction or decree of any court or governmental instrumentality or any material agreement or instrument to which Borrower or Guarantor is a party or by which it or any of their properties is bound or to which they or any of their properties are subject, or (ii) constitute a default thereunder or (iii) result in the creation or imposition of any Lien, other than Permitted Liens, in any such case with respect to (i) and (ii) above, which could reasonably be expected to have a Material Adverse Effect.

                  (d) Properties. Borrower has good and marketable title to the Collateral, free and clear of all Liens, other than Permitted Liens. Guarantor has good and marketable title to the Guarantor Collateral, free and clear of all Liens, other than Permitted Liens. Borrower has good title and ownership of, or is licensed under, all of Borrower's current Intellectual Property, with no known infringement of the rights of others. Borrower has not received any communications alleging that Borrower has violated, or by conducting its business as proposed, would violate any proprietary rights of any other Person. Borrower has no knowledge of any infringement or violation by it of the intellectual property rights of any third party and has no knowledge of any violation or infringement by a third party of any of its Intellectual Property. The Collateral and the Intellectual Property constitute substantially all of the assets and property of Borrower. The Guarantor Collateral constitutes substantially all of the assets and property of Borrower.

                  (e) Authorization, Governmental Approvals, etc. The execution and delivery by Borrower and Guarantor of each Operative Document to which it is a party, the granting of the security interest in the Collateral and Guarantor Collateral, the issuance of the Warrants, the issuance of the securities into which the Warrants are exercisable, the issuance of any securities into which the securities issuable upon exercise of the Warrants are convertible, and the performance of the obligations herein and therein contemplated have each been duly authorized by all necessary action on the part of Borrower and Guarantor. No authorization, consent, approval, license or exemption of, and no registration, qualification, designation, declaration or filing with, or notice to, any Person is, was or will be necessary for (i) the valid execution and delivery of any Operative Document to which Borrower or Guarantor is a party,
(ii) the performance of Borrower's or Guarantor's obligations under any Operative Document, or (iii) the granting of the security interest in the Collateral and Guarantor Collateral, except for filings in connection with the perfection of the security interest in any of the Collateral or Guarantor Collateral or the issuance of the Warrants. The Operative Documents to which Borrower or Guarantor are a party have been or will be duly executed and delivered and constitute or will constitute legal, valid and binding obligations of Borrower and Guarantor, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors' rights or by general principles of equity.

                  (f) Litigation. Except as disclosed in the Disclosure Schedule, there are no actions or proceedings pending by or against Borrower or Guarantor before any court or administrative agency in which an adverse decision could have a Material Adverse Effect or a material adverse effect on the aggregate value of the Collateral or the Guarantor Collateral. Borrower and guarantor do not have knowledge of any such pending or threatened actions or proceedings.

                  (g) Security Interest. Assuming the proper filing of one or more financing statement(s) identifying the Collateral with the proper state and/or local authorities, the security interests in the Collateral granted to Lenders pursuant to this Agreement (i) constitute and will continue to constitute first priority security interests (except to the extent any other Permitted Lien may create any priority to Lenders' Lien under this Agreement) and (ii) are and will continue to be superior and prior to the rights in the Collateral of all other creditors of Borrower (except to the extent of such Permitted Liens). Except as set forth in the Disclosure Schedule, neither Borrower nor Guarantor owns any right, title or interest in or to any real property (other than leasehold interests), motor vehicles, promissory notes or other property (excluding Intellectual Property) with respect to which a security interest must be perfected by a method other than the filing of a UCC-1 financing statement. Except as set forth in the Disclosure Schedule, Borrower has no right, title or interest in any federally registered patents, patent applications, trademarks, trademark applications, copyrights, or copyright applications.

                  (h) Name; Location of Chief Executive Office, Principal Place of Business and Collateral. Neither Borrower nor Guarantor has done business under any name other than those specified on the signature page hereof, other than the Borrower previously conducted business under the name of "Polymers for Medicine, Inc." The chief executive office, principal place of business, and the place where Borrower and Guarantor maintain their records concerning the Collateral and Guarantor Collateral are presently located at the addresses set forth on the cover page and the Disclosure Schedule. The Collateral and Guarantor Collateral is presently located at the addresses set forth on the cover page and the Disclosure Schedule.

                  (i) Solvency, Etc. Each of Borrower and Guarantor is Solvent (as defined below) and, after the execution and delivery of the Operative Documents and the consummation of the transactions contemplated thereby, Borrower and Guarantor will be Solvent. "Solvent" shall mean, with respect to any Person on any date, that on such date (a) the fair going concern value of the property of such Person is greater than the fair value of the liabilities (including, without limitation, contingent liabilities) of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital.

                  (j) Catastrophic Events; Labor Disputes. None of Borrower or its properties is or has been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or other casualty that could reasonably be expected to have a Material Adverse Effect. There are no disputes presently subject to grievance procedure, arbitration or litigation under any of the collective bargaining agreements, employment contracts or employee welfare or incentive plans to which Borrower is a party, and there are no strikes, lockouts, work stoppages or slowdowns, or, to the knowledge of Borrower, jurisdictional disputes or organizing activity occurring or threatened which could reasonably be expected to have a Material Adverse Effect.

                  (k) Financial Statements. All financial statements relating to Borrower, Guarantor or any Affiliate that have been or may hereafter be delivered by Borrower to each Lender present fairly in all material respects Borrower's and Guarantor's financial condition as of the date thereof and Borrower's results of operations for the period then ended. No event has occurred and no condition exists which could reasonably be expected to have a Material Adverse Effect since December 31, 2000.

                  (l) Accuracy of Information Furnished. None of the Operative Documents and none of the other certificates, statements or information furnished to Lenders by or on behalf of Borrower or Guarantor in connection with the Operative Documents or the transactions contemplated thereby contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Lenders recognize that all financial projections furnished to Lenders by or on behalf of Borrower and Guarantor in connection with the Operative Documents or the transactions contemplated thereby are not to be viewed as facts and that actual results during the period or periods covered by such projections may differ from the projected or forecasted results.

                  (m) Certain Agreements of Officers, Employees and Consultants.

                           (i) To the knowledge of Borrower, no officer,
employee or consultant of Borrower is, or is now expected to be, in violation of any material term of any employment contract, proprietary information agreement, nondisclosure agreement, noncompetition agreement, or any other material contract or agreement or any restrictive covenant relating to the right of any such officer, employee or consultant to be employed by Borrower because of the nature of the business conducted or to be conducted by Borrower or relating to the use of trade secrets or proprietary information of others, and to Borrower's knowledge, the continued employment of Borrower's officers, employees and consultants does not subject Borrower to any material liability for any claim or claims arising out of or in connection with any such contract, agreement, or covenant.

                           (ii) To the knowledge of Borrower, no officers of
Borrower, and no employee or consultant of Borrower whose termination, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, has any present intention of terminating his or her employment or consulting relationship with Borrower.

                  (n) Subsidiaries. Borrower has no Subsidiaries or Affiliates other than Guarantor and Acusphere Newco, Ltd.

                                   ARTICLE IV
                             REPORTING REQUIREMENTS

         4.01. Furnishing Reports. Borrower shall furnish to Lenders:

                  (a) Financial Statements, Reports, Certificates. Borrower shall deliver to each Lender: (1) as soon as available, but in any event within thirty (30) days after the end of each month, a company prepared unaudited balance sheet, income statement and cash flow statement covering Borrower's operations during such period, certified by a president, treasurer, secretary or chief financial officer of Borrower (a "Responsible Officer"); (2) as soon as available, but in any event within ninety (90) days after the end of Borrower's fiscal year, audited financial statements of Borrower prepared in accordance with generally accepted accounting principles, consistently applied, together with an unqualified opinion (except with respect to going concern) on such financial statements of a nationally recognized or other independent public accounting firm reasonably acceptable to Lenders; and (3) such other financial information as Lenders may reasonably request from time to time. From and after such time as Borrower becomes a publicly reporting company, promptly as they are available and in any event: (x) within five (5) Business Days of filing of Borrower's Form 10-K with the Securities and Exchange Commission after the end of each fiscal year of Borrower, the financial statements of Borrower filed with such Form 10-K; and (y) within five (5) Business Days of filing of Borrower's Form 10-Q with the Securities and Exchange Commission after the end of each of the first three fiscal quarters of Borrower, the financial statements of Borrower filed with such Form 10-Q; provided that no default shall occur in the delay in sending such public filings to Lenders unless Borrower does not deliver copies within three (3) Business Days of written notice of Borrower's failure to provide copies to Lenders. In addition, Borrower shall deliver to each Lender
(i) promptly upon becoming available, copies of all material statements, reports and notices sent or made available generally by Borrower to its all of its security holders; (ii) immediately upon receipt of notice thereof, a report of any material legal actions or governmental investigations pending or threatened against Borrower; and (iii) such other information as Lenders may reasonably request from time to time.

                  (b) Certificates of Compliance. Each time financial statements are furnished pursuant to Section 4.01(a) above, there shall be delivered to each Lender, a certificate signed by a Responsible Officer (each, an "Officer's Certificate") with respect to such financial reports to the effect that: (i) no Event of Default or Default has occurred and is continuing hereunder since the date of this Agreement or, if later, since the date of the prior Officer's Certificate or, if such an event or condition has occurred and is continuing, the nature and extent thereof and the action Borrower proposes to take with respect thereto, and (ii) Borrower is in compliance with the provisions of Articles 6 and 7.

                  (c) Notice of Event of Loss. As soon as possible, and in any event within ten (10) days after Borrower has knowledge thereof, Borrower shall notify each Lender in writing in reasonable detail of any material Collateral which is lost, stolen, destroyed, damaged beyond repair, rendered permanently unfit for use, or seized by any governmental authority, the loss or destruction of which could reasonably be expected to have a Material Adverse Effect.

                  (d) Notice of Defaults. As soon as possible, and in any event within five (5) days after the discovery of a Default or an Event of Default provide each Lender, with an Officer's Certificate of Borrower setting forth the facts relating to or giving rise to such Default or Event of Default and the action which Borrower proposes to take with respect thereto.

                                   ARTICLE V
                           GRANT OF SECURITY INTEREST
                     GENERAL PROVISIONS CONCERNING SECURITY

         5.01. Grant of Security Interest. Borrower, in order to secure the payment of the principal and interest with respect to the Loans made pursuant to this Agreement, all other sums due under and in respect hereof and of the other Operative Documents, including fees, charges, expenses and attorneys' fees and costs and the performance and observance by Borrower of all other terms, conditions, covenants and agreements herein and in the other Operative Documents (all such amounts and obligations being herein sometimes called the "Obligations"), does hereby grant to Lenders and their successors and assigns, a security interest in and to the following property (collectively, the "Collateral"): All right, title, interest, claims and demands of Borrower in and to all personal property of Borrower, including, without limitation:

                  (a) All goods and equipment now owned or hereafter acquired, including, without limitation, all laboratory equipment, computer equipment, office equipment, machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

                  (b) All inventory now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's books relating to any of the foregoing;

                  (c) All contract rights and general intangibles (including Intellectual Property), now owned or hereafter acquired, including, without limitation, goodwill, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer disks, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

                  (d) All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower (subject, in each case, to the contractual rights of third parties to require funds received by Borrower to be expended in a particular manner), whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's books relating to any of the foregoing;

                  (e) All documents, cash, deposit accounts, letters of credit, certificates of deposit, instruments, chattel paper and investment property, including, without limitation, all securities, whether certificated or uncertificated, security entitlements, securities accounts, commodity contracts and commodity accounts, and all financial assets held in any securities account or otherwise, wherever located, now owned or hereafter acquired and Borrower's books relating to the foregoing; and

                  (f) Any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof, including, without limitation, insurance, condemnation, requisition or similar payments and proceeds of the sale or licensing of Intellectual Property.

Notwithstanding anything to the contrary, the grant of security interest as provided in this Agreement shall not extend to, and the term "Collateral" shall not include, any equipment (including any improvements thereon and the proceeds thereof) subject to (i) a loan agreement or capital lease in effect on the date hereof which by its terms prohibits any other Lien on such equipment and is disclosed in the Disclosure Schedule, (ii) Existing Equipment Indebtedness,
(iii) Transamerica Indebtedness and (iv) Permitted Liens permitted under subsection (b) of the definition of Permitted Liens, provided that upon payment in full or satisfaction of such Indebtedness, the equipment or property theretofor subject to the Lien securing such Indebtedness shall immediately and automatically become a part of the Collateral.

         5.02. Duration of Security Interest. Lenders' security interest in the Collateral shall continue until the payment or prepayment in full and the satisfaction of all Obligations, whereupon such security interest shall terminate. Lenders, upon payment in full and the satisfaction of the Obligations, shall execute, at Borrower's sole cost and expense, such further documents and take such further actions as may be necessary to effect the release and/or termination contemplated by this Section 5.02, including duly executing and delivering termination statements for filing in all relevant jurisdictions.

         5.03. Location and Possession of Collateral. The Collateral is and shall remain in the possession of Borrower at Borrower's addresses listed in the Disclosure Schedule or at such other locations as Borrower may from time to time designate by fifteen (15) days prior written notice to Lender. So long as no Event of Default has occurred and is continuing, Borrower shall remain in full possession, enjoyment and control of the Collateral (except only as may be otherwise required by Lenders for perfection of its security interest therein) and to manage, operate and use the same and each part thereof with the rights and franchises appertaining thereto; provided, however, that the possession, enjoyment, control and use of the Collateral shall at all times be subject to the observance and performance of the terms of this Agreement.

         5.04. Reserved.

         5.05. Lien Subordination. Lenders agree that the Liens granted to them hereunder in Third Party Equipment (as defined below) shall be subordinate to the Liens of (i) existing and future lenders providing equipment financing and equipment lessors; provided, that such Liens are confined solely to the equipment so financed and the proceeds thereof ("Third Party Equipment") and provided such Liens secure Permitted Indebtedness; and provided, further, that the Obligations hereunder shall not be subordinate in right of payment to any obligations to any other lender, equipment lender or equipment lessors and Lenders' rights and remedies hereunder shall not in any way be subordinate to the rights and remedies of any such lender or equipment lessors. Lenders agree to execute and deliver such agreements and documents as may be reasonably requested by Borrower from time to time which set forth the lien subordination described in this Section 5.05 and are reasonably acceptable to Lenders. Lenders shall have no obligation to execute any agreement or document which would impose obligations, restrictions or lien priority on Lenders which are less favorable to Lenders than those described in this Section 5.05.

         5.06. Intellectual Property. (a) Borrower shall register or cause to be registered with the United States Copyright Office (i) any software (material to the business of Borrower) developed or acquired by Borrower in connection with any product developed or acquired for sale or licensing. (b) While any Obligations remain outstanding, Borrower shall register or cause to be registered with the United States Copyright Office (i) any software (material to the business of Borrower) developed or acquired by Borrower hereafter from time to time in connection with any product developed or acquired for sale or licensing and (ii) any major revisions or upgrades to any software that has previously been registered with the United States Copyright Office. Borrower shall file for registration within 30 days from the development or acquisition of such software, major revision or upgrade. (c) While any Obligations remain outstanding, Borrower shall promptly notify Lenders of the federal registration or filing by such Borrower of any patent or patent application, or trademark or trademark application, or copyright or copyright application, and shall promptly execute and deliver to Lenders any grants of security interests in same, in form acceptable to Lenders and consistent with the grants of security interest executed and delivered simultaneously with this Agreement, to file with the United States Patent and Trademark Office or the United States Copyright Office, as applicable.

                                   ARTICLE VI
                              AFFIRMATIVE COVENANTS

         6.01. Affirmative Covenants.

         (a) Payment of Taxes, etc. Borrower and Guarantor shall pay and discharge all taxes, assessments and governmental charges or levies imposed upon them or upon their income or profits, or upon any properties belonging to them, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien upon any of their properties; provided that there shall be no requirement to pay any such tax, assessment, charge, levy or claim (i) which is being contested in good faith and by appropriate proceedings or which presents no risk of seizure, forfeiture, levy or other event which could jeopardize any Collateral or (ii) for which payment in full is bonded or reserved in Borrower's financial statements.

                  (b) Inspection Rights. Borrower and Guarantor shall, at any reasonable time and from time to time (but provided no Event of Default shall exist, no more than once per calendar quarter and only during Borrower's normal business hours and upon reasonable notice), permit Lenders or any of its agents or representatives to inspect the Collateral or Guarantor Collateral, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, Borrower and Guarantor and to discuss the affairs, finances and accounts of Borrower and Guarantor with any of its officers or directors relating in each case to Lenders' capacity as lenders and secured party hereunder and under the Guarantor Security Agreement and with respect to the Collateral and Guarantor Collateral.

                  (c) Maintenance of Equipment and Similar Assets. Borrower shall keep and maintain all items of equipment and other similar types of personal property that form any significant portion or portions of the Collateral in good operating condition and repair and shall make all necessary replacements thereof and renewals thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved. Borrower shall not permit any such material item of Collateral to be operated or maintained in violation of any applicable law, statute, rule or regulation. With respect to items of leased equipment (to the extent Lenders have any security interest in any residual Borrower's interest in such equipment under the lease), Borrower shall keep, maintain, repair, replace and operate such leased equipment in accordance with the terms of the applicable lease.

                  (d) Insurance. Borrower shall, obtain and maintain, at its own expense, insurance of a type and with such limits as are carried by similarly situated companies, including at a minimum:

                           (i) "All risk" insurance against loss or damage to
the Collateral. The coverage limit shall be determined to Lenders' reasonable satisfaction. The deductible shall not exceed $25,000. The policy shall name Lenders as loss payees with respect to the Collateral, shall not be invalidated by any action of or breach of warranty by Borrower of any provision thereof and waive subrogation against Lenders.

                           (ii) Commercial general liability insurance
(including contractual liability, products liability and completed operations coverages) reasonably satisfactory to Lenders. The limit of liability shall be at least $5,000,000 per occurrence. The policy shall be without deductible, except for products liability coverage which may have a deductible up to $25,000. The policy(ies) shall name Lenders as an additional insured in the full amount of Borrower's liability coverage limits (or the coverage limits of any successor to Borrower or such successor's parent which is providing coverage), and contain cross liability and severability of interest clauses.

                           (iii) Such other insurance against risks of loss and
with terms as shall be reasonably required by Lenders.

All policies of insurance shall be placed with financially sound, commercial insurers reasonably satisfactory to Lenders. All policies of insurance shall provide that Lenders shall be given 30 days notice of cancellation of coverage. On or prior to the first Funding Date and prior to each policy renewal, Borrower shall furnish to Lenders certificates of insurance or other evidence satisfactory to Lenders that insurance complying with all of the above requirements is in effect.

                  (e) Further Assurances. At any time and from time to time Borrower and/or Guarantor shall execute and deliver such further instruments and take such further action as may reasonably be requested by Lenders to effect the purposes of this Agreement.

                  (f) Equity Investment. Subject to the terms and conditions of that certain Eighth Amended and Restated Investors Rights Agreement dated as of June 1, 2001 by and among the Borrower and certain of its shareholders, as amended and in effect from time to time, Borrower shall use reasonable efforts to permit GV, at GV's option, to purchase in Borrower's next round of equity financing up to $250,000; and VLL, at VLL's option, to purchase in Borrower's next round of equity financing up to $250,000, of the securities sold in such financing at the same price and on the same terms as paid and received by the lead investor of the equity financing, and agrees that it shall provide each Lender with thirty (30) days prior written notice of the proposed final closing date thereof, which notice shall include the proposed terms, conditions and pricing of the financing. This right of purchase may be assigned by: (i) a Lender to one or more of the other Lenders or such Lender's designates listed in clauses (ii) and (iii); (ii) GV to GV's affiliates (as that term is defined in Regulation D promulgated under the Securities Act of 1933 ("Reg D"); and (iii) VLL to VLL's affiliates (as that term is defined in Reg D).

                  (g) Managerial Assistance from VLL. Permit VLL to substantially participate in, and substantially influence the conduct of management of Borrower through the exercise of "management rights," as that term is defined in 29 C.F.R. Section 2510.3-101(d), including without limitation the following rights:

                           (i) Borrower agrees that (i) it will make management
available at such times as VLL may reasonably request for VLL to consult with and advise as to the conduct of Borrower's business, its equipment and financing plans, and its financial condition and prospects, and (ii) VLL shall have the right to inspect Borrower's books, records, facilities and properties at reasonable times during normal business hours on reasonable advance notice, provided that access to highly confidential proprietary information and facilities need not be provided.

                            (ii) VLL shall cooperate with Borrower to ensure
that the exercise of VLL's rights shall not disrupt the business of Borrower. Notwithstanding the foregoing, Borrower and each Lender (other than VLL) acknowledges and agrees that the provisions of this Section 6.01(g) do not result in or confer upon any Lender other than VLL any managerial right or control of Borrower, and the relationship of each Lender and the Borrower is and shall remain solely as lender and borrower.

         The rights described in this Section 6.01(g) shall terminate and be of no further force or effect upon the earliest to occur of (a) the closing of a public offering of shares of the Borrower's capital stock pursuant to a registration statement filed by the Borrower under the Securities Act of 1933 which has become effective (other than a registration statement relating solely to employee benefit plans or a transaction covered by Rule 145), (b) such time as the Borrower becomes required to file reports with the Securities and Exchange Commission under Sections 12(g) or 15(d) of the Securities Exchange Act of 1934, or (c) the earlier of (i) such time as the aggregate principal amount outstanding under the Note originally issued to VLL shall be less than One Million Dollars ($1,000,000) or (ii) the Loan Documents are no longer in full force and effect.

                                  ARTICLE VII
                               NEGATIVE COVENANTS

         7.01. Negative Covenants. So long as the Obligations remain outstanding, Borrower and Guarantor shall not:

                  (a) Name; Chief Executive Office. During the continuance of this Agreement, change its name or chief executive office or principal place of business without thirty (30) days prior written notice to Lenders.

                  (b) Collateral Control. Remove any items of Collateral from Borrower's facility located at the addresses set forth on the cover page or the Disclosure Schedule or such other addresses within the United States as Borrower may from time to time designate by fifteen (15) days prior written notice to Lender.

                  (c) Dispositions of Collateral. Convey, sell, offer to sell, lease, transfer, exchange or otherwise dispose of (collectively, a "Transfer") to any Person all or any part of the Collateral not constituting equipment financed with the Transamerica Indebtedness or Existing Equipment Indebtedness other than: (1) Transfers of inventory in the ordinary course of business; (2) Transfers which would constitute Permitted Liens; or (3) Transfers of worn-out or obsolete equipment.

                  (d) Liens on Collateral. Create, incur, assume or suffer to exist any Lien of any kind upon any Collateral or Guarantor Collateral, whether now owned or hereafter acquired, except Permitted Liens.

                  (e) Distributions. (i) Pay any dividends or make any distributions on its Equity Securities; (ii) purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Securities (other than repurchases by cancellation of indebtedness pursuant to the terms of employee stock purchase plans, employee restricted stock agreements or similar arrangements (a) in an aggregate amount not to exceed $100,000), or (b) where Borrower may repurchase shares previously issued to employee(s) of Borrower pursuant to Borrower's stock option plans, using the proceeds from such issuance), (iii) return any capital to any holder of its Equity Securities as such; (iv) make any distribution of assets, Equity Securities, obligations or securities to any holder of its Equity Securities as such; or (v) set apart any sum for any such purpose; provided, however, that Borrower may (A) pay dividends payable solely in Common Stock and (B) convert any of its convertible securities into other Equity Securities pursuant to the terms of such convertible securities or otherwise in exchange therefor.

                  (f) Mergers or Acquisitions. Merge or consolidate with or into any other Person or acquire all or substantially all of the capital stock or assets of another Person without Lender's prior written consent, in Lenders' sole discretion, provided that if Lenders refuse to provide their consent within twenty (20) days of receiving a written request for consent, Borrower may prepay the Loan without penalty.

                  (g) Transactions With Affiliates. Enter into any contractual obligation with any affiliate or engage in any other transaction with any affiliate except upon terms at least as favorable to Borrower as an arms-length transaction with unaffiliated Persons.

                  (h) Maintenance of Accounts. Maintain any deposit accounts or accounts holding securities except with respect to which Lenders take such action as they deem necessary to obtain a perfected security interest in such account, provided that, Borrower shall use commercially reasonable efforts to deliver to Lenders account control agreement(s) for such accounts in a timely fashion and in such forms as are reasonably acceptable to Lenders and Borrower.

                  (i) Indebtedness Payments. (i) Prepay, redeem, purchase, defease or otherwise satisfy in any manner prior to the scheduled repayment thereof any Indebtedness for borrowed money (other than amounts due or permitted to be prepaid under this Agreement, the Comdisco Indebtedness or lease obligations, including without limitation the Existing Equipment Indebtedness and Transamerica Indebtedness, and if such Indebtedness constitutes lease obligations, the Permitted Indebtedness permitted under subsection (b) of the definition of Permitted Indebtedness), (ii) amend, modify or otherwise change the terms of any Indebtedness for borrowed money or lease obligations so as to accelerate the scheduled repayment thereof or (iii) repay any notes to officers, directors or shareholders.

                  (j) Indebtedness. Create, incur, assume or permit to exist any Indebtedness except Permitted Indebtedness.

                  (k) Investments. Make any Investment except for Permitted Investments.

                  (l) Subsidiaries/Joint Ventures. Create any Subsidiaries or enter into any joint ventures, or transfer, sell or assign any assets to any Subsidiaries or joint ventures, without Lenders' prior written consent, provided Lenders' prior written consent shall not be required if such actions are taken with respect to the Elan Joint Venture in accordance with the Elan Joint Venture Agreements.

                                  ARTICLE VIII
                              CONDITIONS PRECEDENT

         8.01. Closing. At the time of execution and delivery of this Agreement, Borrower and Guarantor shall have duly executed and/or delivered to Lenders the items set forth in Part I of Schedule 3.

         8.02. Other Conditions. The obligation of the Lenders to make the Loans shall be subject to the execution and/or delivery to such Lenders of each of the items set forth in Part I of Schedule 3 and the satisfaction by Borrower and Guarantor of each condition set forth in Part II of Schedule 3.

         8.03. Covenant to Deliver. Borrower and Guarantor agree (not as a condition but as a covenant) to deliver to Lenders each item required to be delivered to Lenders as a condition to a Loan, if the Loan is advanced. Borrower and Guarantor expressly agree that the extension of any Loan prior to the receipt by Lenders of any such item shall not constitute a waiver by Lenders of Borrower's or Guarantor's obligation to deliver such item.

                                   ARTICLE IX
                              DEFAULT AND REMEDIES

         9.01. Events of Default. An "Event of Default" shall mean the occurrence of one or more of the following described events:

                  (a) Borrower shall (i) default in the payment of principal of or interest on any Loan when the same is due, or (ii) default in the payment of any expense or other amount payable hereunder or thereunder for five (5) days after receipt of written notice from a Lender that the same is due; or

                  (b) Borrower shall breach any provision of Section 6.01(d) or
Section 7.01; or

                  (c) Borrower shall default in the performance of any covenant, agreement or obligation (other than a covenant, agreement or obligation referred to in, Section 9.01(a) or Section 9.01(b)) contained in any Operative Document (other than the Warrants) and Borrower shall fail to cure within thirty (30) days after the occurrence of any such default; or

                  (d) Borrower shall have materially breached the terms of any of the Warrants; or

                  (e) Any representation or warranty made herein or on the Funding Date by Borrower in any Operative Document, or any certificate or financial statement furnished pursuant to the provisions of any Operative Document, shall prove to have been false or misleading in any material respect as of the time made or furnished; or

                  (f) Any Operative Document shall in any material respect cease to be, or Borrower or Guarantor shall assert that any Operative Document is not, a legal, valid and binding obligation of Borrower or Guarantor enforceable in accordance with its terms; or

                  (g) Defaults shall exist under any agreements of Borrower or Guarantor which consist of the failure to pay any Indebtedness of Borrower or Guarantor in an aggregate amount in excess of One Hundred Thousand Dollars ($100,000)at maturity or which result in a right by such third party or parties, whether or not exercised, to accelerate the maturity of Indebtedness of Borrower or Guarantor in an aggregate amount in excess of One Hundred Thousand Dollars ($100,000) or a default shall exist under any financing agreement with a Lender or any of such Lender's affiliates; or

                  (h) A proceeding shall have been instituted in a court of competent jurisdiction seeking a decree or order for relief in respect of Borrower or Guarantor in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee (or similar official) of Borrower or guarantor or for any substantial part of their property, or for the winding-up or liquidation of their affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) consecutive days or such court shall enter a decree or order granting the relief sought in such proceeding; or

                  (i) Borrower or Guarantor shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian (or other similar official) of Borrower or Guarantor or for any substantial part of their property, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay their debts as they become due, or shall take any corporate action in furtherance of any of the foregoing; or

                  (j) If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least One Hundred Thousand Dollars ($100,000) shall be rendered against Borrower or Guarantor and shall remain unsatisfied and unstayed for a period of thirty (30) days; or

                  (k) If the Borrower has less than $5,000,000 in cash or cash equivalents and there occurs a material adverse change in Borrower's business provided, in determining whether a material adverse change has occurred in Borrower's business, the Lenders shall examine (i) the status of Borrower's current and future partnering activities, including, without limitation, the Elan Joint Venture, (ii) the status and prospects of Borrower's equity raising, and (iii) the status of Borrower's product development; or

                  (l) If any material portion of Borrower's or Guarantor's assets is attached, seized, subjected to writ or distress warrant, or is levied upon, or comes into possession of any trustee, receiver or Person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within thirty (30) days, or if Borrower or Guarantor is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower's or Guarantor's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower's or Guarantor's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within thirty (30) days after Borrower or Guarantor receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contesting by Borrower or Guarantor.

         9.02. Consequences of Event of Default.

                  (a) If an Event of Default specified under any of clauses (a) through (g) or (j) through (l) of Section 9.01 shall occur and be continuing, Lender may (i) declare all of the Loans, and all other liabilities of Borrower and Guarantor hereunder and under the other Operative Documents to be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived, and (ii) terminate any commitment to make the Loan and terminate any commitment to advance money or extend credit to or for the benefit of Borrowers pursuant to any other agreement or commitment extended by Lender to Borrowers.

                  (b) If an Event of Default specified under clause (h) or (i) of Section 9.01 shall occur, then immediately and without notice (i) all of the Loans, and all other liabilities of Borrower and Guarantor hereunder and under the other Operative Documents to be immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and (ii) Lender's commitments hereunder to make any Loan and any other commitment of Lender to Borrowers to advance money or extend credit pursuant to any other agreement or commitment shall be terminated.

         9.03. Rights Regarding Collateral. Borrower agrees that when any Event of Default has occurred and is continuing, Lenders shall have the rights, options, duties and remedies of a secured party as permitted by law and, in addition to and without limiting the foregoing, Lenders may exercise any one or more or all, and in any order, of the remedies herein set forth, in accordance with applicable law, including the following:

            (a) Lenders, personally or by agents or attorneys, shall have the right (subject to compliance with any applicable mandatory legal requirements) to require Borrower to assemble the Collateral and make it available to Lenders at a place to be designated by Lenders and reasonably convenient to both Lenders and Borrower or to take immediate possession of the Collateral, or any portion thereof, and for that purpose may pursue the same wherever it may be found, and may peaceably enter any of premises of Borrower, with or without notice, demand, process of law or legal procedure, to the extent permitted by applicable law, and search for, take possession of, remove, keep and store the same, or use and operate or lease the same until sold. In furtherance of Lenders' rights hereunder, Borrower hereby grants to Lenders an irrevocable, non-exclusive license (exercisable without royalty or other payment by Lenders) to use, license or sublicense any patent, trademark, trade name, copyright or other intellectual property in which Borrower now or hereafter has any right, title or interest together with the right of access to all media in which any of the foregoing may be recorded or stored; provided, however, that such license shall only be exercisable in connection with the disposition of Collateral upon Lenders' exercise of their remedies hereunder. Lenders may make such payments and do such acts as Lenders consider necessary or reasonable to protect Lenders' security interest in the Collateral. Borrower agrees to assemble the Collateral if Lenders so require, and to make the Collateral available to Lenders at such location as Lenders may designate and which is mutually convenient to both Lenders and Borrower. Borrower authorizes Lenders to peaceably enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Lenders' determination appears to be prior or superior to their security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned premises, Borrower hereby grants Lenders, a license to peaceably enter into possession of such premises and to occupy the same, without charge, for up to one hundred twenty
(120) days in order to exercise any of Lenders' rights or remedies provided herein, at law, in equity, or otherwise;

            (b) Lenders may, if at the time such action may be lawful and always subject to compliance with any mandatory legal requirements, either with or without taking possession and either before or after taking possession, without instituting any legal proceedings whatsoever, having first given notice of such sale by registered or certified mail to Borrower once at least ten (10) days prior to the date of such sale, and having first given any other notice which may be required by law, sell and dispose of the Collateral, or any part thereof, at a private sale or at public auction, to the highest bidder, in one lot as an entirety or in separate lots, and either for cash or on credit and on such terms as Lenders may determine, and at any place (whether or not it be the location of the Collateral or any part thereof) designated in the notice referred to above. To the extent permitted by applicable law, any such sale or sales may be adjourned from time to time by announcement at the time and place appointed for such sale or sales, or for any such adjourned sale or sales, without further published notice, and Borrower, Lenders or the holder or holders of the Notes, or of any interest therein, may bid and become the purchaser at any such sale.

            (c) Lenders may proceed to protect and enforce this Agreement and the other Operative Documents by suit or suits or proceedings in equity, at law or in bankruptcy, and whether for the specific performance of any covenant or agreement herein contained or in execution or aid of any power herein granted; or for foreclosure hereunder, or for the appointment of a receiver or receivers for any real property security or any part thereof, or for the recovery of judgment for the Obligations or for the enforcement of any other proper, legal or equitable remedy available under applicable law.

      9.04. Waiver by Borrower. Upon the occurrence and during the continuance of an Event of Default, to the extent permitted by law, Borrower covenants that it will not at any time insist upon or plead, or in any manner whatsoever claim or take any benefit or advantage of, any stay or extension law now or at any time hereafter in force, nor claim, take nor insist upon any benefit or advantage of or from any law now or hereafter in force providing for the valuation or appraisement of the Collateral or any part thereof prior to any sale or sales thereof to be made pursuant to any provision herein contained, or to the decree, judgment or order of any court of competent jurisdiction; nor, after such sale or sales, claim or exercise any right under any statute now or hereafter made or enacted by any state or otherwise to redeem the property so sold or any part thereof, and, to the full extent legally permitted, except as to rights expressly provided herein, hereby expressly waives for itself and on behalf of each and every Person, except decree or judgment creditors of Borrower, acquiring any interest in or title to the Collateral or any part thereof subsequent to the date of this Agreement, all benefit and advantage of any such law or laws, and covenants that it will not invoke or utilize any such law or laws or otherwise hinder, delay or impede the execution of any power herein granted and delegated to Lenders, but will suffer and permit the execution of every such power as though no such power, law or laws had been made or enacted.

      9.05. Set Off Right. During the occurrence and continuance of an Event of Default, Lenders may set off and apply to the Obligations any and all indebtedness at any time owing to or for the credit or the account of Borrower.

      9.06. Effect of Sale. Any sale, whether under any power of sale available to Lenders or by virtue of judicial proceedings, shall operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of Borrower in and to the property sold, and shall be a perpetual bar, both at law and in equity, against Borrower, its successors and assigns, and against any and all persons claiming the property sold or any part thereof under, by or through Borrower, its successors or assigns.

      9.07. Application of Collateral Proceeds. The proceeds and/or avails of the Collateral and Guarantor Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder or under the Guarantor Security Agreement (as well as any other amounts of any kind held by Lenders at the time of, or received by Lenders after, the occurrence of an Event of Default hereunder) shall be paid to and applied as follows:

            (a) First, to the payment of reasonable costs and expenses, including all amounts expended to preserve the value of the Collateral or Guarantor Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys' fees, incurred or made hereunder or under the Guarantor Security Agreement by Lenders;

            (b) Second, to the payment to Lenders of the amount then owing or unpaid on the Notes, and in case such proceeds shall be insufficient to pay in full the whole amount so due, owing or unpaid upon the Notes, then first, to the unpaid interest thereon, second, to unpaid principal thereof and third to the remaining balance of the Obligations under the Notes; such application to be made upon presentation of the Notes, and the notation thereon of the payment, if partially paid, or the surrender and cancellation thereof, if fully paid;

            (c) Third, to the payment of other amounts then payable to Lenders under any of the Operative Documents; and

            (d) Fourth, to the payment of the surplus, if any, to Borrower, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

      9.08. Reinstatement of Rights. If Lenders shall have proceeded to enforce any right under this Agreement or any other Operative Document by foreclosure, sale, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely, then and in every such case (unless otherwise ordered by a court of competent jurisdiction), Lenders shall be restored to their former position and rights hereunder with respect to the property subject to the security interest created under this Agreement.


                                    ARTICLE X

                                  MISCELLANEOUS

      10.01. Modifications, Amendments or Waivers. The provisions of any Operative Document may be modified, amended or waived only by a written instrument signed by each of the parties thereto. Each Lender agrees that if the assignee of any Lender is a creditor of such Lender to whom such Lender has granted a security interest in this Agreement, then following the occurrence of an event of default (however defined) under or with respect to the indebtedness held by such assignee or the occurrence of an event which with the giving of notice or the passage of time or both would constitute such an event of default, the written consent of such assignee, rather than of such assignor Lender, shall be required for any modification or amendment to this Agreement.

      10.02. No Implied Waivers; Cumulative Remedies; Writing Required. No delay or failure of Lenders in exercising any right, power or remedy hereunder shall affect or operate as a waiver thereof; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or remedy preclude any further exercise thereof or of any other right, power or remedy. The rights and remedies hereunder of Lenders are cumulative and not exclusive of any rights or remedies which it would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of Lenders of any breach or default under this

Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only in the specified instance and to the extent specifically set forth in such writing.

      10.03. Indemnification and Waiver. Whether or not the transactions contemplated hereby shall be consummated:

            (a) General Indemnity. Borrower and Guarantor shall pay, indemnify, and hold each Lender and each of their respective officers, directors, employees, counsel, partners, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including Lenders' Expenses and reasonable attorney's fees and the allocated cost of in-house counsel) of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and any other Operative Documents, or the transactions contemplated hereby and thereby, and with respect to any investigation, litigation or proceeding (including any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, dissolution or relief of debtors or any appellate proceeding) related to this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that neither Borrower nor Guarantor shall have any obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnified Person or breach of this Agreement or any other Operative Document.

            (b) Environmental Indemnity. Borrower hereby agrees to indemnify, defend and hold harmless each Indemnified Person, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including reasonable attorneys' fees and the allocated cost of in-house counsel and internal environmental audit or review services), which may be incurred by or asserted against such Indemnified Person in connection with or arising out of any pending or threatened investigation, litigation or proceeding, or any action taken by any Person, with respect to any Environmental Claim arising out of or related to any Property owned, leased or operated by Borrower. No action taken by legal counsel chosen by any Lender or Agent in defending against any such investigation, litigation or proceeding or requested remedial, removal or response action (except for actions which constitute fraud, willful misconduct, gross negligence or material violations of law) shall vitiate or in any way impair Borrower's obligation and duty hereunder to indemnify and hold harmless each Lender and Agent. Lenders and Agent agree to use reasonable efforts to cooperate with Borrower respecting the defense of any matter indemnified hereunder, except insofar as and to the extent that their respective interests may be adverse to Borrower's, in each Lenders' reasonable discretion.

      10.04. Waivers. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT OR ANYWHERE ELSE, EACH OF LENDERS, BORROWER AND GUARANTOR AGREE THAT IT SHALL NOT SEEK FROM ANY PARTY TO THIS AGREEMENT UNDER ANY THEORY OF LIABILITY (INCLUDING ANY THEORY IN TORTS), ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES,

PROVIDED, HOWEVER, THIS WAIVER SHALL NOT BE DEEMED TO LIMIT THE BORROWER'S INDEMNITY AND LENDERS' RIGHTS UNDER SECTIONS 10.03 AND 10.15 HEREOF.

      10.05. Notices; Payments. Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by certified mail, postage prepaid, return receipt requested, or by prepaid facsimile to Borrower or to Lenders, as the case may be, at their respective addresses set forth below:

      If to Borrower/Guarantor: ACUSPHERE, INC.
                                38 Sidney Street
                                Cambridge, MA 02139
                                Attention: Sherri C. Oberg
                                Fax: (781) 674-0174
                                PH: (617) 577-8800

                                With a copy to:

                                Testa, Hurwitz & Thibeault, LLP
                                125 High Street
                                Boston, MA 02110
                                Attention: Lawrence S. Wittenberg, Esq.
                                Fax: (617) 248-7100
                                PH: (617) 248-7000

      If to GV:                 GATX Ventures, Inc.
                                3687 Mount Diablo Blvd., Suite 200
                                Lafayette, CA 94549
                                Attention: Contract Administration
                                Fax: (925) 258-6020
                                PH: (925) 258-6000

                                With a copy to:

                                GATX Ventures, Inc.
                                16 Munson Road, 5th Floor
                                Farmington, CT 06032
                                Attention: Contract Administration
                                Fax: (860) 284-4350
                                PH: (860) 284-4314

      If to VLL                 Venture Lending & Leasing III, Inc.
                                2010 North First Street, Suite 310
                                San Jose, CA  95131
                                Attention: Maurice Werdegar
                                Fax: (408) 436-8625
                                PH: (408) 436-8577 (ext. 23)


      The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

      10.06. Termination. This Agreement shall terminate at the end of the Term; provided, however, that the termination of this Agreement shall not affect any of the rights and remedies of Lenders hereunder, it being understood and agreed that all such rights and remedies shall continue in full force and effect until payment of all amounts owed to Lenders under or in connection with the Operative Documents, whether on account of principal, interest, fees or otherwise.

      10.07. Severability. If any provision of any Operative Document is held invalid or unenforceable to any extent or in any application, the remainder of such Operative Document and all other Operative Documents, or the application of such provision to different Persons or circumstances or in different jurisdictions, shall not be affected thereby.

      10.08. Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Borrower and Guarantor to indemnify Lenders with respect to the expenses, damages, losses, costs and liabilities described in Section 10.03 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Lenders have run.

      10.09. Relationship of Parties. Borrower, Guarantor and each Lender acknowledge, understand and agree that the relationship between the Borrower and Guarantor, on the one hand, and Lenders, on the other, is, and at all time shall remain that of a borrower, guarantor and lenders. Lenders shall not under any circumstances be construed to be partners or joint venturers of Borrower, Guarantor or any of their Affiliates; nor shall Lenders under any circumstances be deemed to be in a relationship of confidence or trust or a fiduciary relationship with Borrower, Guarantor or any of their Affiliates, or to owe any fiduciary duty to Borrower, Guarantor or any of their Affiliates. Lenders do not undertake or assume any responsibility or duty to Borrower, Guarantor or any of their Affiliates to select, review, inspect, supervise, pass judgment upon or otherwise inform the Borrower, Guarantor or any of their Affiliates of any matter in connection with its or their Property, any Collateral or Guarantor Collateral held by any Lender or the operations of Borrower, Guarantor or any of their Affiliates. Borrower, Guarantor and each of their Affiliates shall rely entirely on their own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by any Lender in connection with such matters is solely for the protection of Lenders and Borrower, Guarantor and their Affiliates are not entitled to rely thereon.

      10.10. Successors and Assigns. This Agreement and the other Operative Documents shall be binding upon and inure to the benefit of Lenders, all future holders of the Notes, Borrower, Guarantor and their respective successors and permitted assigns, except that Borrower and Guarantor may not assign or transfer their respective rights hereunder or any interest herein without the prior written consent of Lenders and Lenders may not assign the rights conferred pursuant to Section 6.01(f) except in accordance with the terms thereof. Each Lender may sell to any other financial entity (a "Participant") participation interests in Lender's rights under this Agreement and the other Operative Documents; provided that notwithstanding the sale of participations, such Lender shall remain solely responsible for the performance of its obligations under this Agreement, such Lenders shall remain the holder of its Note for all purposes under this Agreement and Borrower shall continue to deal solely and directly with such Lender in connection with this Agreement and the other Operative Documents. Lenders may disclose the Operative Documents and any other financial or other information relating to Borrower or any Subsidiary to any potential Participant, provided that such Participant agrees to protect the confidentiality of such documents and information on terms substantially similar to the terms in Section 10.15. In connection with any of the foregoing, Lenders may disclose all documents and information that Lenders now or hereafter may have relating to the Loans, Borrower, Guarantor or their business; provided that any person who receives such information shall have agreed in writing in advance to maintain the confidentiality of such information on terms reasonably acceptable to Borrower. Borrower and Guarantor acknowledge that any Lender may grant a security interest in such Lender's rights under this Agreement and the other Loan Documents in connection with such Lender's own financing arrangements. Borrower and Guarantor agree not to assert against any such collateral assignee of such Lender any counterclaim, offset or dispute Borrower or Guarantor may have against such Lender. Each Lender agrees that if the assignee of any Lender is a creditor of such Lender to whom such Lender has granted a security interest in this Agreement, then following the occurrence of an event of default (however defined) under or with respect to the indebtedness held by such assignee or the occurrence of an event which with the giving of notice or the passage of time or both would constitute such an event of default, all rights (but not the obligations) of the assignor Lender under this Agreement shall thereafter be exercisable solely by such assignee except to the extent such assignee may otherwise consent in writing. It is the intention of the parties that as a "venture capital operating company," Venture Lending & Leasing III, LLC ("LLC"), the parent and sole owner of VLL, shall have the benefit of, and the power to exercise independent of any other Lender, those "management rights" provided in Section 6.01 (g). To that end, the references to "VLL" or "Lender" in Sections 2.01(d), and 6.01(g) hereof shall include LLC, and LLC shall have the right to exercise the advisory, inspection, information and other rights given to a lender under those Sections independently of any Lender.

      10.11. No Set-Offs by Borrower. All sums payable by Borrower or pursuant to this Agreement or any of the other Operative Documents shall be payable without notice or demand and shall be payable in United States Dollars without set-off or reduction of any manner whatsoever.

      10.12. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.

      10.13. Further Assurances. Borrower and Guarantor will, at their own expense, from time to time do, execute, acknowledge and deliver all further acts, deeds, conveyances, transfers and assurances, and all financing and continuation statements and similar notices, reasonably necessary or proper for the perfection of the security interest being herein, or in the Guarantor Security Agreement, provided for in the Collateral and Guarantor Collateral, whether now owned or hereafter acquired.

      10.14. Power of Attorney in Respect of the Collateral. Borrower and Guarantor do hereby irrevocably appoint Lenders (which appointment is coupled with an interest), the true and lawful attorney-in-fact of Borrower or Guarantor with full power of substitution, for it and in its name (a) to perform (but Lenders shall not be obligated to and shall incur no liability to Borrower or any third party for failure to perform) any act which Borrower or Guarantor is obligated by this Agreement or the Operative Documents to perform, (b) to ask, demand, collect, receive, receipt for, sue for, compound and give acquittance for any and all rents, issues, profits, avails, distributions, income, payment draws and other sums in which a security interest is granted under Section 5.01 with full power to settle, adjust or compromise any claim thereunder as fully as if Lenders were Borrower itself, (c) to receive payment of and to endorse the name of Borrower to any items of Collateral (including checks, drafts and other orders for the payment of money) that come into Lenders' possession or under Lenders' control, (d) to make all demands, consents and waivers, or take any other action with respect to, the Collateral, (e) in Lenders' discretion, to file any claim or take any other action or institute proceedings, either in its own name or in the name of Borrower or otherwise, which Lenders may reasonably deem necessary or appropriate to protect and preserve the right, title and interest of Lenders in and to the Collateral, and (f) to otherwise act with respect thereto as though Lenders were the outright owner of the Collateral; provided, however, that the power of attorney herein granted shall be exercisable only upon the occurrence and during the continuation of an Event of Default unless in Lenders' reasonable opinion immediate action is necessary to maintain adequate insurance on the Collateral. Borrower agrees to reimburse Lenders upon demand for all reasonable costs and expenses, including attorneys' fees and expenses, which Lenders may reasonably incur while acting as Borrower's attorney in fact hereunder, all of which costs and expenses are included within the Obligations.

      10.15. Confidentiality. All information (other than periodic reports filed by Borrower with the Securities and Exchange Commission) disclosed by Borrower or Guarantor to Lenders in writing or through inspection pursuant to this Agreement shall be considered confidential. Lenders agree to use the same degree of care to safeguard and prevent disclosure of such confidential information as Lenders uses with its own confidential information, but in any event no less than a reasonable degree of care. Lenders shall not disclose such information to any third party (other than Lenders' or Lenders' partner's attorneys and auditors subject to the same confidentiality obligation set forth herein) and shall use such information only for purposes of evaluation of its investment in Borrower and the exercise of Lenders' rights and the enforcement of their remedies under this Agreement and the other Operative Documents. The obligations of confidentiality shall not apply to any information that (a) was known to the public prior to disclosure by Borrower or Guarantor under this Agreement, (b) becomes known to the public through no fault of Lenders, (c) is disclosed to Lenders by a third party having a legal right to make such disclosure, or (d) is independently developed by Lenders. Notwithstanding the foregoing, Lenders' agreement of confidentiality shall not apply if any Lender has acquired indefeasible title to any Collateral or Guarantor Collateral or in connection with any enforcement or exercise of Lenders' rights and remedies under this Agreement or the Guarantor Security Agreement following an Event of Default, including the enforcement of Lenders' security interest in the Collateral or Guarantor Collateral.

      10.16. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF BORROWER, GUARANTOR AND LENDERS HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE NORTHERN DISTRICT OF CALIFORNIA. BORROWER, GUARANTOR AND LENDERS HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE OPERATIVE DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.

      IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

                                          ACUSPHERE, INC.


                                          By: /s/ Sherri Oberg
                                              ----------------------------------

                                          Name: Sherri C. Oberg

                                          Title: President


                                          GUARANTOR:

                                          ACUSPHERE SECURITIES CORPORATION


                                          By: /s/ Sherri C. Oberg
                                              ----------------------------------

                                          Name: Sherri C. Oberg

                                          Title: President


                                          LENDERS:

                                          GATX VENTURES, INC.


                                          By: /s/ Robert D. Pomeroy, Jr.
                                              ----------------------------------

                                          Name: Robert D. Pomeroy, Jr.

                                          Title: Senior Vice President


                                          VENTURE LENDING & LEASING III, INC.


                                          By: /s/ Salvador O. Gutierrez
                                              ----------------------------------

                                          Name: Salvador O. Gutierrez

                                          Title: President

      SCHEDULES

            1     Funding Certificate
            2     Disclosure Schedule
            3     Conditions Precedent

      EXHIBITS

            A     Form of Secured Promissory Notes
            B     Form of Warrant
            C     Form of Opinion of Counsel

                                   SCHEDULE 1

                               FUNDING CERTIFICATE

      The undersigned, being the duly elected and acting President and Chief Executive Officer of ACUSPHERE, INC., a Delaware corporation ("Borrower"), does hereby certify to the Lenders (as defined in the Loan Agreement defined below) in connection with that certain Venture Loan and Security Agreement dated as of September 27, 2001, among Borrower and certain Lenders named therein (the "Loan Agreement"; with other capitalized terms used below having the meanings ascribed thereto in the Loan Agreement) that:


      1. The representations and warranties made by Borrower in Article III of the Loan Agreement and in the other Operative Documents are true and correct as of the date hereof.

      2. No event or condition has occurred and is continuing that would constitute a Default or an Event of Default under the Loan Agreement or any other Operative Document.

      3. Borrower is in compliance with the covenants and requirements contained in Articles IV, V, VI and VII of the Loan Agreement.

      4. All conditions referred to in Article VIII of the Loan Agreement to the making of the Loan to be made on or about the date hereof have been satisfied.

      5. No material adverse change in the general affairs, management, results of operations, condition (financial or otherwise) or prospects of Borrower, whether or not arising from transactions in the ordinary course of business, has occurred since September 27, 2001.

Dated: September 27, 2001
                                          ACUSPHERE, INC.

                                          By: /s/ Sherri C. Oberg
                                              ----------------------------------

                                          Name: Sherri C. Oberg

                                          Title: President and CEO

                                   SCHEDULE 2

                               DISCLOSURE SCHEDULE


                                   SCHEDULE 3

                              CONDITIONS PRECEDENT

      PART I:

      At the time of execution and delivery of this Agreement, there shall also have been duly executed and delivered to Lenders:

      (a) The Loan Agreement and the Warrants executed in favor of Lenders and Persons specified by Lenders which are exercisable for shares of Borrower's preferred stock;

      (b) The Guaranty and Guarantor Security Agreement executed in favor of Lenders;

      (c) The Intercreditor Agreement, in form and substance satisfactory to Lenders and duly executed by Lenders;

      (d) A favorable opinion of counsel for Borrower, dated as of the closing date, in such other form or forms as Lenders may accept;

      (e) Copies, certified by the Secretary, Assistant Secretary or Chief Financial Officer of each of Borrower and Guarantor as of the closing date, of each of their respective charter documents and bylaws and of all documents evidencing corporate action taken by each of them authorizing the execution, delivery and performance of the Operative Documents to which each is a party and containing incumbency and representative signatures, in form and substance satisfactory to Lenders and their counsel;

      (f) Good standing certificates from each of Borrower's and Guarantor's respective states of incorporation and the state in which Borrower's principal place of business is located, together with certificates of the applicable governmental authorities that Guarantor and Borrower are in compliance with the franchise tax laws of each such state, each dated as of a recent date;

      (g) Evidence of the insurance coverage required by Section 6.01(d) of this Agreement;

      (h) All necessary consents of shareholders and other third parties with respect to the execution, delivery and performance of this Agreement, the Warrants, the Notes and the other Operative Documents;

      (i) Form UCC-1 Financing Statements, duly executed by Borrower, or other documents, and Borrower shall have taken such actions, if any, as Lenders shall reasonably determine are necessary or desirable to perfect and protect its security interest in the Collateral;

      (j) Grants of security interest in federally-registered Intellectual Property;

      (k) Evidence of not less than $14,000,000 in cash or cash equivalents in Borrower's deposit and or investment accounts; and

      (l)   All other documents as Lenders shall have reasonably requested.

      PART II

      On or prior to the Funding Date of the Loans, each of the items set forth in Part I of this Schedule 3 shall have been delivered to such Lenders and the following conditions shall have been satisfied or waived by such Lenders:

      (a) Borrower shall have provided to Lenders such documents, instruments and agreements as Lenders shall reasonably request to evidence the perfection and priority of the security interests granted to Lenders pursuant to Article V;

      (b) Guarantor shall have provided to Lenders such documents, instruments and agreements as Lenders shall reasonably request to evidence the perfection and priority of the security interests granted to Lenders pursuant to the Guarantor Security Agreement;

      (c) Form UCC-1 Financing Statements, duly executed by Guarantor, or other documents, and Guarantor shall have taken such actions, if any, as Lenders shall reasonably determine are necessary or desirable to perfect and protect its security interest in the personal property of the Guarantor;

      (d) No Event of Default or Default shall have occurred and be continuing;

      (e)   Borrower shall have duly executed and delivered to each Lender a
            Note in the amount of such Lender's Loan and a Funding Certificate in the form of Schedule 1;

      (f) In Lenders' sole discretion, there shall not have occurred any MAC Occurrence;

      (g) The representations and warranties contained in this Agreement and the other Operative Documents to which Borrower is a party shall be true and correct in all material respects as if made on such Funding Date except as previously otherwise certified to Lenders in writing;

      (h)   Each of the Operative Documents remains in full force and effect;
            and

      (i) The Funding Date of the Loans shall not be later than the Commitment Termination Date.

                                    EXHIBIT A

                             SECURED PROMISSORY NOTE

$___________                                          Dated:  September __, 2001

      FOR VALUE RECEIVED, the undersigned, ACUSPHERE, INC., a Delaware corporation ("Borrower"), HEREBY PROMISES TO PAY to the order of [GATX VENTURES, INC./VENTURE LENDING & LEASING III, INC.] ("Lender") the principal amount of ______________________________________ Dollars ($_________) or such lesser amount as shall equal the outstanding principal balance of the Loan made to Borrower by Lender pursuant to the Loan and Security Agreement referred to below (the "Loan Agreement"), and to pay all other amounts due with respect to the Loan on the dates and in the amounts set forth in the Loan Agreement.

      Interest on the principal amount of this Note from the date of this Note shall accrue at the Loan Rate or, if applicable, the Default Rate. The Loan Rate for this Note is fifteen percent (15%) per annum based on a year of twelve 30-day months. If the Funding Date is not the first day of the month, interim interest accruing from the Funding Date through the last day of that month shall be paid on the Funding Date. Commencing on ________, 2001, and continuing on the first day of each month thereafter (each, a "Payment Date"), Borrower shall make to Lender thirty (30) equal payments of principal in the amount of $_________, plus accrued interest on the then outstanding principal amount.

      Principal, interest and all other amounts due with respect to the Loan, are payable in lawful money of the United States of America to Lender as set forth in the Loan Agreement. The principal amount of this Note and the interest rate applicable thereto, and all payments made with respect thereto, shall be recorded by Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note.

      This Note is one of the Notes referred to in, and is entitled to the benefits of, the Venture Loan and Security Agreement, dated as of September __, 2001, to which Borrower and Lender are parties. The Loan Agreement, among other things, (a) provides for the making of a secured Loan to Borrower, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

      This Note may not be prepaid except in accordance with the Loan Agreement.

      This Note and the obligation of Borrower to repay the unpaid principal amount of the Loan, interest on the Loan and all other amounts due Lender under the Loan Agreement is secured under the Loan Agreement.

      Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Note are hereby waived.


                                      -A-1-

      Borrower shall pay all reasonable fees and expenses, including, without limitation, reasonable attorneys' fees and costs, incurred by Lenders in the enforcement or attempt to enforce any of Borrower's obligations hereunder not performed when due. This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of California.

      IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

                                          ACUSPHERE, INC.

                                          By:
                                             -----------------------------------

                                          Name:
                                               ---------------------------------

                                          Title:
                                                --------------------------------


                                      -A-2-

                  LOAN INTEREST RATE AND PAYMENTS OF PRINCIPAL


                                              SCHEDULED
            PRINCIPAL                          PAYMENT
  DATE       AMOUNT       INTEREST RATE        AMOUNT       NOTATION BY
  ----       ------       -------------        ------       -----------







                                      -B-1-

                                    EXHIBIT B

                                 FORM OF WARRANT


                                      -B-2-

                                    EXHIBIT C

                           FORM OF OPINION OF COUNSEL




                                          September __, 2001

      GATX Ventures, Inc.
      16 Munson Road, 5th Floor
      Farmington, CT 06032

      Venture Lending & Leasing III, Inc.
      2010 North First Street, Suite 310
      San Jose, CA 95131

            Re: Acusphere, Inc.

      Ladies and Gentlemen:

            We have acted as counsel for Acusphere, Inc., a Delaware corporation (the "Borrower"), and Acusphere Securities Corporation, a Massachusetts securities corporation (the "Guarantor"), in connection with the execution and delivery by the Borrower and Guarantor of the Venture Loan and Security Agreement (the "Loan Agreement") dated as of the date hereof between the Borrower, Guarantor and you. Capitalized terms not defined herein shall have the meanings specified in the Loan Agreement and any supplements thereto. We are furnishing you this opinion pursuant to Schedule 3, Part I(c) of the Loan Agreement.

            In connection with this opinion, we have examined originals, or copies identified to our satisfaction, of the following documents (these documents being sometimes hereinafter collectively referred to as the "Loan Documents"):

      1.    the Loan Agreement;

      2.    the Guaranty;

      3.    the Guarantor Security Agreement;

      4.    the Notes; and

      5.    the Warrants.

            As to all questions of fact material to our opinion, we have assumed the completeness and accuracy of, and have relied upon, the representations and warranties of the Borrower and Guarantor contained in the Loan Documents, and upon certificates obtained from and representations made by officers of the Borrower, the Guarantor and public officials, and have undertaken no independent verification of such facts.


                                     -C-1-

      In particular, we have not searched the dockets or records of any court, government agency or other office in any jurisdiction, or undertaken any independent investigation to determine the existence or absence of such facts. Any reference herein to "our knowledge" or to matters "known to us" or "of which we are aware," or any variation thereof, shall mean the actual knowledge of the individual attorneys in our firm who participated directly in the specific transactions to which this letter relates.

      No inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of the Borrower and Guarantor. In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the legal capacity of all natural persons executing all documents examined by us, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as copies of facsimiles and the authenticity and completeness of the originals of such latter documents.

      For the purposes of this opinion, we have assumed (1) the power and authority of each party other than the Borrower and Guarantor to any of the Loan Documents to have the Loan Documents to which it is a party executed and delivered on its behalf and to effect the transactions contemplated by such Loan Documents to be effected by such party, (2) such party's due authorization, execution and delivery of the Loan Documents and the taking by such party of all other actions contemplated to be taken by such party in the Loan Documents, and
(3) the legality, validity, binding effect and enforceability of the Loan Documents with respect to such party.

      In rendering the opinion set forth in paragraph 1 below with respect to the due incorporation, legal existence and good standing of the Borrower in Delaware and the Guarantor in Massachusetts and the due qualification, authorization and corporate good standing of the Borrower to do business in Massachusetts, we have relied solely upon certificates received from the Secretary of State of Delaware and the Secretary of the Commonwealth of Massachusetts, respectively.

         The opinion expressed in paragraph 3 below that each of the Loan Documents is a valid and binding obligation of the Borrower and Guarantor and is enforceable against the Borrower and the Guarantor in accordance with its terms is subject to the qualifications that:

            (a) enforcement of the rights and remedies created by any Loan Document is subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer, preference, equitable subordination or similar laws affecting the rights of creditors or secured parties generally; (ii) duties and standards imposed on creditors from time to time, including without limitation, good faith, fair dealing, diligence and reasonableness under the Uniform Commercial Code, or any other applicable law;
(iii) statutory or decisional law concerning recourse by creditors to security in the absence of notice and hearing; and (iv) general principles of equity (whether in a proceeding in equity or at law);

            (b) we express no opinion as to the validity or enforceability of any provision in the Loan Documents (i) relating to your rights of set-off against the accounts of the Borrower or Guarantor, to the extent that (A) the funds on deposit in such accounts are subjected to trustee


                                     -C-2-
process or attachment or are in any manner special accounts held for the benefit or trust of a third party, including, without limitation, payroll or tax escrow accounts, (B) the funds on deposit in such accounts are the identifiable proceeds of collateral securing either the Borrower's or Guarantor's obligation to a secured party other than you under Article 9 of the Uniform Commercial Code, (C) your set-off is directed against uncollected checks or drafts naming either the Borrower or Guarantor as payee held by you solely as collecting agent (and not as depository) or (D) you have accepted, certified or paid any item in accordance with the terms of Article 4 of the Uniform Commercial Code drawn on either the Borrower's or Guarantor's accounts prior to the exercise of such set-off rights; (ii) that may be deemed or construed to waive any constitutional or statutory right of either the Borrower or Guarantor that may not lawfully be waived; (iii) relating to either the Borrower's or Guarantor's agreement to submit to the jurisdiction of any court to the extent that any court has the discretion to assume or decline such jurisdiction; (iv) relating to your election or cumulation of remedies; (v) relating to the effect of your failure to exercise any right or remedy provided to you in any of the Loan Documents; or
(vi) relating to the severability of any provision of the Loan Documents;

            (c) we express no opinion as to the applicability of or compliance with (i) Regulations G, T, U or X of the Board of Governors of the Federal Reserve System or any similar law or regulation with respect to margin stock or
(ii) any usury law or regulation or any similar law or regulation with respect to the maximum rate of interest which may be imposed; and

            (d) we express no opinion as to the availability of any equitable remedy (including without limitation the remedy of specific performance) upon any breach of any of the provisions of any of the Loan Documents.

         Our opinion is limited to the laws of the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the federal laws of the United States of America, and we do not express herein any opinion with respect to, or with respect to any matter subject to, any other law. We note that certain of the Loan Documents provide that they are to be governed by the laws of the State of California, with respect to which we do not express herein any opinion.

            Based upon and subject to the foregoing, we are of the opinion that:

            1. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business and is in corporate good standing as a foreign corporation in the Commonwealth of Massachusetts. The Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Massachusetts

            2. Each of the Borrower and Guarantor has (a) the corporate power to execute and deliver and to perform its obligations under each of the Loan Documents, and (b) taken all requisite corporate action to authorize its execution and delivery of each of the Loan Documents and the performance of its obligations thereunder; and each of the Loan Documents constitute valid and


                                     -C-3-
binding obligations of Borrower and Guarantor, enforceable against Borrower and Guarantor in accordance with its terms.

            3. The execution and delivery of the Loan Documents by each of the Borrower and Guarantor does not, and the performance by each of the Borrower and Guarantor of its obligations thereunder will not, result in any violation of the Amended and Restated Certificate of Incorporation, as amended, or By-laws of the Borrower or the Borrower's Eighth Amended and Restated Investors' Rights Agreement dated as of June 1, 2001, as amended and in effect as of the date hereof, or Articles of Organization, as amended, or By-laws of the Guarantor, respectively.

            4. Other than as disclosed in the Disclosure Schedule, to our knowledge, there are no actions, suits or proceedings pending or overtly threatened against the Borrower or Guarantor before any United States federal or Commonwealth of Massachusetts court, governmental commission, board, or authority which, if adversely determined, would have a material and adverse effect (separately or in the aggregate) on the ability of the Borrower or Guarantor to perform its obligations under the Loan Documents.

            5. The Warrants have been duly authorized and validly issued by the Borrower. The shares of Borrower's Series F Non-Voting Preferred Stock, par value $.01 per share, issuable upon exercise of the Warrants (the "Warrant Shares") have been duly and validly reserved for issuance by the Borrower. Upon exercise of the Warrants in accordance with the terms thereof, the Warrant Shares will be duly authorized, validly issued, fully paid and non-assessable. The shares of Borrower's Common Stock, par value $.01 per share, issuable upon conversion of the Warrant Shares (the "Conversion Shares") have been duly and validly reserved for issuance by the Borrower. Upon conversion of the Warrant Shares in accordance with the terms thereof, the Conversion Shares will be duly authorized, validly issued, fully paid and non-assessable.

            This letter is furnished by us as counsel for the Borrower and Guarantor solely in connection with the transaction described above and is solely for your benefit and for the benefit of any permitted assignee of your rights under the Loan Documents, and it may not be relied upon by any other person or for any other purpose without our prior written consent.

                                          Very truly yours,



                                          TESTA, HURWITZ & THIBEAULT, LLP


                                     -C-4-